Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2020 RESULTS

Key Results

•Sales decreased 4 percent to $1.8 billion; in local currency, sales decreased 3 percent
•Operating profit for the quarter decreased 2 percent to $339 million; adjusted operating profit decreased 1 percent to $344 million
•Operating margin increased 30 basis points to 19.2 percent; adjusted operating margin increased 50 basis points to 19.5 percent
•Earnings per share from continuing operations increased 11 percent to $0.80 per share; adjusted earnings per share from continuing operations increased 14 percent to $0.84 per share
•Board announces intent to increase annual dividend by $.02 per share to $.56 per share, beginning in the fourth quarter

LIVONIA, Mich. (July 30, 2020) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter results.

“I am extremely proud of our team’s response during these unprecedented times,” said Masco President and CEO, Keith Allman. “We have worked tirelessly to ensure the safety of our employees, to support our customers and communities, and to effectively manage our business. We delivered strong top and bottom-line growth in our Decorative Architectural Products segment and better than anticipated performance in North American Plumbing,” continued Allman. “As restrictions eased, production at our closed facilities resumed, and demand for our products accelerated throughout the quarter. We leveraged increasing demand with focused cost control to expand margins in the quarter.”

2020 Second Quarter Commentary

•On a reported basis, compared to second quarter 2019:
•Net sales decreased 4 percent to $1.8 billion; in local currency, net sales decreased 3 percent
•In local currency, North American sales were flat and international sales decreased 17 percent
•Gross margins decreased 100 basis points to 35.6 percent from 36.6 percent
•Operating profit decreased 2 percent to $339 million
•Operating margins increased 30 basis points to 19.2 percent from 18.9 percent
•Income from continuing operations increased to $0.80 per share, compared to $0.72 per share
•Compared to second quarter 2019, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent, were as follows:
•Gross margins decreased 90 basis points to 35.8 percent compared to 36.7 percent
•Operating profit decreased 1 percent to $344 million from $349 million
•Operating margins increased 50 basis points to 19.5 percent compared to 19.0 percent
•Income from continuing operations increased to $0.84 per share, compared to $0.74 per share
•Liquidity at the end of the second quarter was $2.1 billion, including full availability on $1.0 billion revolving credit facility
•Plumbing Products’ net sales decreased 14 percent (13 percent excluding the impact of foreign currency) primarily due to lower volumes resulting from the impact of COVID-19
•Decorative Architectural Products’ net sales increased 8 percent due to strong growth in paints and other coatings products

“We remain focused on employee safety and customer support as this pandemic continues to evolve,” said Allman. “While there are a number of unknowns, and assuming no additional shutdowns due to COVID, we expect strong demand for our products to continue in the third quarter. Additionally, our Board of Directors demonstrated confidence in our future by announcing its intention to raise our annual dividend 4 percent to $.56 per share beginning in the fourth quarter.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The second quarter 2020 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Thursday, July 30, 2020 at 9:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 9048068. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9048068. The telephone replay will be available approximately two hours after the end of the call and continue through August 30, 2020.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer demand for our products, our production capabilities, our employees and our supply chain; the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$1,764	$1,839	$3,345	$3,352
Cost of sales	1,136	1,166	2,170	2,157
Gross profit	628	673	1,175	1,195

Selling, general and administrative expenses	289	326	611	642
Impairment charge for other intangible assets	—	—	—	9
Operating profit	339	347	564	544

Other income (expense), net:
Interest expense	(35)	(41)	(70)	(80)
Other, net	(2)	(3)	(18)	(8)
	(37)	(44)	(88)	(88)
Income from continuing operations before income taxes	302	303	476	456

Income tax expense	82	80	115	115
Income from continuing operations	220	223	361	341

Income from discontinued operations, net	14	29	411	38
Net income	234	252	772	379

Less: Net income attributable to noncontrolling interest	10	12	18	23
Net income attributable to Masco Corporation	$224	$240	$754	$356

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.80	$0.72	$1.27	$1.08
Income from discontinued operations, net	0.05	0.10	1.53	0.13
Net income	$0.85	$0.82	$2.80	$1.21

Average diluted common shares outstanding	263	290	268	292

Amounts attributable to Masco Corporation:
Income from continuing operations	$210	$211	$343	$318
Income from discontinued operations, net	14	29	411	38
Net income attributable to Masco Corporation	$224	$240	$754	$356

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2020 and 2019
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,764	$1,839	$3,345	$3,352

Gross profit, as reported	$628	$673	$1,175	$1,195
Rationalization charges	3	2	6	2
Gross profit, as adjusted	$631	$675	$1,181	$1,197

Gross margin, as reported	35.6%	36.6%	35.1%	35.7%
Gross margin, as adjusted	35.8%	36.7%	35.3%	35.7%

Selling, general and administrative expenses, as reported	$289	$326	$611	$642
Rationalization charges	2	—	2	—
Selling, general and administrative expenses, as adjusted	$287	$326	$609	$642

Selling, general and administrative expenses as percent of net sales, as reported	16.4%	17.7%	18.3%	19.2%
Selling, general and administrative expenses as percent of net sales, as adjusted	16.3%	17.7%	18.2%	19.2%

Operating profit, as reported	$339	$347	$564	$544
Rationalization charges	5	2	8	2
Impairment charge for other intangible assets	—	—	—	9
Operating profit, as adjusted	$344	$349	$572	$555

Operating margin, as reported	19.2%	18.9%	16.9%	16.2%
Operating margin, as adjusted	19.5%	19.0%	17.1%	16.6%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income Per Common Share Reconciliations

Income from continuing operations before income taxes, as reported	$302	$303	$476	$456
Rationalization charges	5	2	8	2
Impairment charge for other intangible assets	—	—	—	9
Pension costs associated with expected terminated plans	5	—	11	—
Income from continuing operations before income taxes, as adjusted	312	305	495	467
Tax at 26% rate	(81)	(79)	(129)	(121)
Less: Net income attributable to noncontrolling interest	10	12	18	23
Income from continuing operations, as adjusted	$221	$214	$348	$323

Income from continuing operations per common share, as adjusted	$0.84	$0.74	$1.30	$1.11

Average diluted common shares outstanding	263	290	268	292

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2020 and December 31, 2019
(dollars in millions)

	June 30, 2020	December 31, 2019
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,089	$697
Receivables	1,308	997
Prepaid expenses and other	78	90
Inventories	750	754
Assets held for sale	—	173
Total Current Assets	3,225	2,711

Property and equipment, net	861	878
Operating lease right-of-use assets	163	176
Goodwill	521	509
Other intangible assets, net	259	259
Other assets	273	139
Assets held for sale	—	355
Total Assets	$5,302	$5,027

Liabilities
Current Liabilities:
Accounts payable	$845	$697
Notes payable	407	2
Accrued liabilities	902	700
Liabilities held for sale	—	149
Total Current Liabilities	2,154	1,548

Long-term debt	2,372	2,771
Noncurrent operating lease liabilities	150	162
Other liabilities	589	589
Liabilities held for sale	—	13
Total Liabilities	5,265	5,083

Equity	37	(56)
Total Liabilities and Equity	$5,302	$5,027

	As of June 30,
	2020	2019
Other Financial Data
Working Capital Days
Receivable days	58	58
Inventory days	66	74
Payable days	74	70
Working capital	$1,213	$1,236
Working capital as a % of sales (LTM)	18.1%	18.6%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2020 and 2019
(dollars in millions)

	Six Months Ended June 30,
	2020	2019
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$283	$510
Working capital changes	7	(297)
Net cash from operating activities	290	213

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(602)	(289)
Cash dividends paid	(73)	(70)
Dividends paid to noncontrolling interest	(23)	(42)
Proceeds from the exercise of stock options	21	13
Employee withholding taxes paid on stock-based compensation	(22)	(16)
Increase in debt, net	5	20
Credit Agreement and other financing costs	—	(2)
Net cash for financing activities	(694)	(386)

Cash Flows From (For) Investing Activities:
Capital expenditures	(45)	(71)
Acquisition of business, net of cash acquired	(24)	—
Proceeds from disposition of businesses, net of cash disposed	865	—
Other, net	3	8
Net cash from (for) investing activities	799	(63)

Effect of exchange rate changes on cash and cash investments	(3)	2

Cash and Cash Investments:
Increase (decrease) for the period	392	(234)
At January 1	697	559
At June 30	$1,089	$325

	As of June 30,
	2020	2019
Liquidity
Cash and cash investments	$1,089	$325
Revolver availability	1,000	1,000
Total Liquidity	$2,089	$1,325

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2020 and 2019
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Plumbing Products
Net sales	$868	$1,012	(14)%	$1,823	$1,952	(7)%

Operating profit, as reported	$155	$198		$312	$351
Operating margin, as reported	17.9%	19.6%		17.1%	18.0%

Rationalization charges	3	2		5	2
Accelerated depreciation related to rationalization activity	1	—		1	—
Operating profit, as adjusted	159	200		318	353
Operating margin, as adjusted	18.3%	19.8%		17.4%	18.1%

Depreciation and amortization	20	20		40	39
EBITDA, as adjusted	$179	$220		$358	$392

Decorative Architectural Products
Net sales	$896	$827	8%	$1,522	$1,400	9%

Operating profit, as reported	$201	$173		$296	$246
Operating margin, as reported	22.4%	20.9%		19.4%	17.6%

Rationalization charges	1	—		2	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	202	173		298	255
Operating margin, as adjusted	22.5%	20.9%		19.6%	18.2%

Depreciation and amortization	10	10		21	20
EBITDA, as adjusted	$212	$183		$319	$275

Total
Net sales	$1,764	$1,839	(4)%	$3,345	$3,352	—%

Operating profit, as reported - segment	$356	$371		$608	$597
General corporate expense, net	(17)	(24)		(44)	(53)
Operating profit, as reported	339	347		564	544
Operating margin, as reported	19.2%	18.9%		16.9%	16.2%

Rationalization charges - segment	4	2		7	2
Accelerated depreciation related to rationalization activity - segment	1	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	344	349		572	555
Operating margin, as adjusted	19.5%	19.0%		17.1%	16.6%

Depreciation and amortization - segment	30	30		61	59
Depreciation and amortization - non-operating	2	3		4	5
EBITDA, as adjusted	$376	$382		$637	$619
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2020 and 2019
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
North American
Net sales	$1,480	$1,488	(1)%	$2,738	$2,659	3%

Operating profit, as reported	$321	$316		$531	$497
Operating margin, as reported	21.7%	21.2%		19.4%	18.7%

Rationalization charges	4	2		7	2
Accelerated depreciation related to rationalization activity	1	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	326	318		539	508
Operating margin, as adjusted	22.0%	21.4%		19.7%	19.1%

Depreciation and amortization	19	20		39	40
EBITDA, as adjusted	$345	$338		$578	$548

International
Net sales	$284	$351	(19)%	$607	$693	(12)%

Operating profit, as reported	$35	$55		$77	$100
Operating margin, as reported	12.3%	15.7%		12.7%	14.4%

Depreciation and amortization	11	10		22	19
EBITDA	$46	$65		$99	$119

Total
Net sales	$1,764	$1,839	(4)%	$3,345	$3,352	—%

Operating profit, as reported - segment	$356	$371		$608	$597
General corporate expense, net	(17)	(24)		(44)	(53)
Operating profit, as reported	339	347		564	544
Operating margin, as reported	19.2%	18.9%		16.9%	16.2%

Rationalization charges - segment	4	2		7	2
Accelerated depreciation related to rationalization activity	1	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	344	349		572	555
Operating margin, as adjusted	19.5%	19.0%		17.1%	16.6%

Depreciation and amortization - segment	30	30		61	59
Depreciation and amortization - non-operating	2	3		4	5
EBITDA, as adjusted	$376	$382		$637	$619
Historical information is available on our website.